UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2016

Civista Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870

(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Effective as of March 11, 2016, the Compensation Committee of the Board of Directors of Civista Bancshares, Inc. (the “Company”) approved the procedure for determining the 2016 Restricted Stock Awards for the named executive officers of the Company and the senior officers of the Company’s banking subsidiary, Civista Bank, approved the vesting schedule for the shares and set the grant date for the awards as March 11, 2016. The restricted common shares granted pursuant to the 2016 Restricted Stock Awards vest over a period of three years beginning on January 2, 2017 conditioned, except in the event of the officer’s death, retirement or a change in control of the Company, upon the officer’s continued employment with the Company.

The following schedule shows the number of restricted common shares of the Company awarded to each of Civista Bancshares, Inc.’s named executive officers pursuant to the 2016 Restricted Stock Awards.

		Restricted Shares Awarded	Value of Shares Awarded
James O. Miller	President, CEO and Chairman of the Board	3,520	$37,412
Todd A. Michel	Senior Vice President, Controller	693	$7,366
Dennis G. Shaffer	Executive Vice President	2,468	$26,231
Richard J. Dutton	Senior Vice President	2,192	$23,303
James E. McGookey	Senior Vice President, General Counsel	1,778	$18,899

Item 9.01 Financial Statements and Exhibits

(d)	Exhibit 10.1	Form of Restricted Stock Award Agreement (filed as Exhibit 99.1 to Civista Bancshares, Inc.’s Current Report on Form 8-K dated and filed on March 18, 2015 and incorporated herein by reference. (File No. 001-36192)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Civista Bancshares, Inc.
(Registrant)

Date: March 14, 2016	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President & Controller